Exhibit 10.2

YI XIN INTERNATIONAL COPPER, INC.

SUBSCRIPTION AGREEMENT

The undersigned (hereinafter “Subscriber”) hereby confirms his/her/its subscription for the purchase of Units (the “Units”) of Yi Xin International Copper, Inc., a Delaware corporation (the “Company”), at a purchase price of $25,000 per Unit (the “Per Unit Purchase Price”) on the terms described herein.

Each Unit consists of a nonregistered $25,000 principal amount 10% convertible promissory note maturing one year from the date of issuance or upon the consummation of the Company’s initial public offering, if sooner (each a “Note” and collectively the “Notes”) and a nonregistered warrant to purchase 16,026 shares of the Company’s common stock, par value $0.001 per share (each a “Warrant”, collectively the “Warrants”, and collectively with the Notes, the “Securities”).

The Notes are convertible, in part or in full, at a conversion price of $0.78 per share (the “Conversion Price”) into shares of common stock of the Company (the “Conversion Shares”). Based on the Conversion Price, 32,051 Conversion Shares are issuable upon the conversion of the principal amount of each $25,000 Note. The Conversion Price is subject to adjustment as set forth in the Notes. A copy of a form of the Note is attached to the Company's Confidential Private Offering Memorandum, dated October 30, 2009 (as amended or supplemented, and together with all documents attached thereto, the “Offering Memorandum”) as Exhibit B; Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Offering Memorandum.

The Warrants are exercisable, in part or in full, at an exercise price of $0.78 per share (the “Exercise Price”), into shares of common stock of the Company (the “Warrant Shares”).  16,026 Warrant Shares are issuable for each Warrant issued as part a Unit.  The Exercise Price is subject to adjustment as set forth in the Warrants. A copy of a form of the Warrant is attached to the Offering Memorandum as Exhibit C.

Subject to the terms and conditions set forth in the Notes and the Warrants, the Company has agreed to provide the holders thereof with “piggyback-registration rights” with respect to the Warrant Shares and the Conversion Shares, all as provided in the registration rights agreement a form of which is attached to the Offering Memorandum as Exhibit D (the “Registration Rights Agreement”).

In connection with this subscription, Subscriber and the Company agree as follows:

1.             Purchase and Sale of the Units; Escrow and Closing.

(a)           The Company hereby agrees to issue and to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, at, and subject to the occurrence of, a Closing, Units for the aggregate Purchase Price (herein defined) set forth on the signature page hereto.

(b)           Subscriber has hereby (i) delivered to the Company, c/o AFH Holding and Advisory, LLC, 9595 Wilshire Boulevard, Suite 900, Beverly Hills, CA 90212, completed and signed copies of this Subscription Agreement, the Confidential Purchaser Questionnaire attached hereto (the “Confidential Purchaser Questionnaire”), the Registration Rights Agreement and Schedule III to the Escrow Deposit Agreement identifying an authorized signatory for Subscriber; and (ii) delivered, and paid concurrently herewith, the aggregate purchase price (the “Purchase Price”) set forth on the signature page hereof which amount (A) is equal to the Per Unit Purchase Price multiplied by such number of Units subscribed for hereunder, and (B) has been paid in U.S. Dollars by check, subject to collection, to the order of ______________ or by wire transfer to ______________ for credit to ______________, as Escrow Agent for Yi Xin International Copper, Inc. (wiring instructions, including account number, on signature page), in each case, with the name, address and social security number or taxpayer identification number of Subscriber.

(c)           Subscriber understands that the Company has the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber's funds).  This Subscription Agreement is not binding upon the Company until accepted in writing by an authorized member of the Company.  In the event that the subscription is rejected, then Subscriber's subscription funds (to the extent of such rejection) will be returned promptly in full without interest thereon or deduction therefrom.

(d)           Upon the Company accepting any subscription, the Company shall deliver to Subscriber a fully executed Subscription Agreement, and upon a Closing within which Subscriber's Purchase Price (or a portion thereof) is released from the Escrow Account, a fully executed Note, Warrant and Registration Rights Agreement, with respect to that portion of the Purchase Price released from the Escrow Account.  Subscriber understands and acknowledges that this subscription is part of a private placement by the Company of up to 200 Units, for an aggregate Purchase Price of up to $5,000,000 (the "Maximum Amount").  Subscriber understands that payments with respect to accepted subscription will be held in an escrow account (the "Escrow Account") established by the Company with Signature Bank as escrow agent (the “Escrow Agent”), and will be released to the Company as and when and one or more Closings occur, but only upon the joint written instructions of the Company and Subscriber as provided in the Escrow Deposit Agreement between the Company and Escrow Agent.

(e)           The Company may hold an initial closing (the “Initial Closing”) at any time after the receipt of accepted subscriptions for at least 10 Units prior to the Termination Date (as herein defined).  After the Initial Closing, subsequent closings with respect to additional Units may take place at any time prior to the Termination Date and with respect to all or any part of the amounts then held in escrow, all as determined by the Company (each such closing, together with the Initial Closing, being referred to as a “Closing”).  Upon each Closing, subject to the receipt of written instructions from the Company and Subscriber, the Escrow Agent will release the subscription amounts subject to such Closing from the Escrow Account and deliver such amounts to the Company.  For purposes of this Subscription Agreement the term “Termination Date” shall mean February 16, 2010 or such earlier date on which 200 Units shall have been sold.

(f)           Subscriber understand that the Company may terminate the offering or any part thereof for any reason or for no reason at any time on or prior to the Termination Date.  In the event that the offering is terminated (whether at the Termination Date or before), the Company and Subscriber shall provide joint written instructions to the Escrow Agent to release from the Escrow Account all proceeds then held in the Escrow Account, if any, pursuant to accepted subscriptions and to promptly refund such funds to Subscriber without interest, after a deduction of a pro rata portion of costs and expenses incurred by selling agents of up to $15,000 in the aggregate and an 8% sales commission if a selling agent assisted in the sale of Securities to Subscriber, to be paid to the selling agent.

(g)           Promptly upon request by the Company, Subscriber shall execute and deliver to the Company (or directly to Escrow Agent if so requested by the Company) written instructions (i) to disburse from the Escrow Account all or a portion of Subscriber’s subscription funds in connection with a Closing, provided that, if applicable, all conditions to the use of such funds in connection with a Closing as set forth in Section 1(h) have been satisfied or waived by Subsriber and/or (ii) to disburse from the Escrow Account all or a portion of Subscriber’s subscription funds in connection a termination of the offering, provided that such written instructions in connection with a termination of the offering provide for disbursement of such subscription funds in a manner consistent with the provisions of Section 1(f) of this Subscription Agreement.  The conditions set forth in Section 1(h) are applicable only to disbursements from escrow that will be used in connection with the transactions described in Section 1(h) and not all disbursements from escrow in connection with a Closing are contingent upon the satisfaction of such conditions.

(h)           As described in the Private Offering Memorandum, approximately 80% of the aggregate amount anticipated to be sold in the Offering is intended to be used for payments to Newry Invest & Trade, Inc. (“Newry”) in connection with the purchase of Company stock from Newry and for payments to Mr. Fucan Dong in connection with his termination.  Closings the proceeds of which will be used to consummate the transactions with Newry or Mr. Dong are contingent upon satisfaction or waiver of the following conditions: (i) the audit of the Company’s fiscal 2009 financial statements being completed, (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 being filed with the United States Securities and Exchange Commission, (iii) the Company otherwise being current with its filing obligations under applicable United States securities laws; and (iv) a Form 211 having been filed with the Financial Industry Regulatory Authority by a registered broker/dealer to allow the initiation or resumption of quotations of the trading price of the Company’s common stock (the “Conditions”).  Any or all of the Conditions may be waived by Subscriber and the Company.

2.            Representations and Warranties of Subscriber.  Subscriber represents and warrants to the Company as follows:

(a)           Subscriber is an “accredited investor” as defined by Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”), and Subscriber is capable of evaluating the merits and risks of Subscriber's investment in the Company and has the ability and capacity to protect Subscriber's own interests.

(b)           Subscriber understands that the Securities, the Conversion Shares and the Warrant Shares, will not be registered under the Act on the grounds that the issuance thereof is exempt from the registration requirements of the Act by Section 4(2) of the Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering and that, in the view of the United States Securities and Exchange Commission (the “SEC”), the statutory basis for the exception claimed would not be present if the representations and warranties of Subscriber contained in this Subscription Agreement or the Confidential Purchaser Questionnaire are untrue or, notwithstanding Subscriber's representations and warranties, Subscriber currently has in mind acquiring the Securities for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

(c)           Subscriber is purchasing the Securities subscribed for hereby, and, upon conversion of the Notes and/or exercise of the Warrants, will purchase the Conversion Shares and/or the Warrant Shares for investment purposes for its own account and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Securities, the Conversion Shares and/or the Warrant Shares in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; Subscriber understands that an investment in the Securities is not a liquid investment and that, although the Company is an SEC reporting company, there is no trading market for its securities.

(d)           Subscriber acknowledges that the Securities, the Conversion Shares and the Warrant Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Act, which permits limited resale of securities purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions. Subscriber acknowledges that the Company is a former “shell company” as defined by applicable SEC rules and that, as a result, there are additional limitations on the use of Rule 144.

(e)           Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from, the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the business, management and financial affairs with the management or any authorized person acting on the Company’s behalf, as the case may be. Subscriber has received and reviewed the Offering Memorandum, and all the information, both written and oral, that Subscriber desires. Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review all information, both written and oral, that Subscriber desires with respect to the business, management, financial affairs and prospects of the Company. In determining whether to make this investment, Subscriber has relied solely on Subscriber's own knowledge and understanding of the Company and its business based upon Subscriber's own due diligence investigations and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not contained in the Offering Memorandum and Subscriber has not relied on any other representations or information.

(f)           Subscriber has all requisite legal and other power, authority and capacity to execute and deliver this Subscription Agreement and to carry out and perform Subscriber's obligations under the terms of this Subscription Agreement. This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(g)          Subscriber has carefully considered and has discussed with Subscriber's legal, tax, accounting and financial advisors, to the extent Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for Subscriber's particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Subscription Agreement are a suitable investment for Subscriber. Subscriber has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber's own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(h)          This Subscription Agreement and the Confidential Purchaser Questionnaire accompanying this Subscription Agreement do not contain any untrue statement of a material fact or omit any material fact concerning Subscriber. Subscriber has a net worth and annual gross income as stated in the Confidential Purchaser Questionnaire, and all of the answers and statements in the Confidential Purchaser Questionnaire are true and correct.

(i)            There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber's assets before any court or governmental agency (nor, to Subscriber's knowledge, is there any threat thereof) which would impair in any way Subscriber's ability to enter into and fully perform Subscriber's commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

(j)            Neither the execution, delivery and performance of and compliance with this Subscription Agreement nor the conversion of the Notes and/or the exercise of the Warrants, will result in any material violation of, or conflict with, or constitute a material default under, any of Subscriber's articles of incorporation, bylaws, or any other charter or governing documents, if applicable, or any agreement to which Subscriber is a party or by which Subscriber is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber, the Securities, the Conversion Shares or the Warrant Shares.

(k)           Subscriber hereby acknowledges and represents that (i) Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities, (ii) an investment in the Securities is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of Subscriber's investment, (iii) Subscriber has adequate means of providing for current needs and personal contingencies and has no need for liquidity in an investment in the Securities, (iv) Subscriber's overall financial commitment to investments that are not readily marketable is not disproportionate to Subscriber's net worth, and Subscriber's investment in the Securities will not cause an overall commitment to become excessive, and (v) Subscriber has no reason to anticipate any change in Subscriber's personal circumstances, financial or otherwise, which may cause Subscriber to attempt to resell or transfer the Securities.

(l)            Subscriber acknowledges that he/she/it has carefully reviewed and considered the risk factors discussed in the “Risk Factors” section of the Offering Memorandum prior to making an investment decision.

(m)          Subscriber recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Securities.

(n)           Subscriber is aware that the  Securities, the Conversion Shares, and the Warrant Shares are and will be, when issued, “restricted securities” as that term is defined in Rule 144 promulgated under the Act.

(o)           Subscriber understands that the Securities, any and all certificates representing the Conversion Shares and the Warrant Shares (when issued), and any and all securities issued in replacement thereof or in exchange therefore shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

In addition, the Securities and/or the certificates representing Conversion Shares and the Warrant Shares (when issued), and any and all securities issued in replacement thereof or in exchange therefore, shall bear such legend as may be required by the securities laws of the jurisdiction in which Subscriber resides.

(p)           Because of the restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records or other securities transfer records, and Subscriber has been informed of the Company's intention to do so. Subscriber agrees that sales, transfers, or any other dispositions of the Securities, the Conversion Shares or the Warrant Shares by Subscriber, if any, will be in compliance with the Act and all applicable rules and regulations promulgated thereunder.

(q)           Subscriber acknowledges that Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities, the Conversion Shares and the Warrant Shares and of making an informed investment decision. Subscriber has read the Offering Memorandum (including the business and risk factors sections and financial statements provided herein) or Subscriber has employed the services of an attorney and/or accountant to read all of the documents furnished or made available by the Company both to Subscriber and to all other prospective investors in the Securities to evaluate the merits and risks of such an investment on Subscriber’s behalf and understands and has evaluated the risks and the terms of the offering made hereby.

(r)           Subscriber represents that: (i) Subscriber is able to bear the economic risks of an investment in the Securities, the Conversion Shares and the Warrant Shares and to afford the complete loss of Subscriber’s investment, and (ii) (A) Subscriber could be reasonably assumed to have the capacity to protect his/her/its own interests in connection with this subscription; or (B) Subscriber has a pre-existing personal or business relationship with the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliates and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

(s)           Subscriber represents that the address set forth on the signature page hereof is Subscriber's principal residence (or, if Subscriber is a company, partnership or other entity, the address of its principal place of business).

(t)           Subscriber represents, warrants and agrees that Subscriber is purchasing the Securities, and, upon conversion and/or exercise thereof, will purchase the Conversion Shares and/or the Warrant Shares, for Subscriber's own account and not, in whole or in part, for the account of any other person; Subscriber is purchasing the Securities and, upon conversion and/or exercise thereof, will purchase the Conversion Shares and the Warrant Shares, for investment and not with a view to resale or distribution; and that Subscriber has not formed any entity for the purpose of purchasing the Securities.

(u)           Subscriber understands that the Company has the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber's funds). This Subscription Agreement is not binding upon the Company until accepted in writing by an authorized member of the Company. In the event that the subscription is rejected, then Subscriber's subscription funds (to the extent of such rejection) will be returned promptly in full without interest thereon or deduction therefrom.

(v)           Subscriber understands that all, or substantially all, of the net proceeds received by the Company are intended to be used in connection with the redemption of shares of Company common stock held by certain Company shareholders, which include 25% of shares owned by Newry Invest & Trade, Inc. ("Newry"), the Company's controlling shareholder, and in connection with payments related to the termination of the employment of Fucan Dong ("Dong"), the Company's Chairman and a member of the Company's Board of Directors. Subscriber understands that use of the amounts payable to Newry and Dong, which represent approximately 80% of the subscription funds, are contingent upon the satisfaction of various conditions relating to, among other things, completion of an audit on the Company’s 2009 annual financial statements, the Company becoming current with its SEC reporting obligations and the filing of a Form 211 with the Financial Industry Regulatory Authority by a registered broker/dealer with respect to the Company's common stock. Subscriber understand the Closing may be dependant on the Company’s ability to cause such conditions to be satisfied or waiving those conditions.  While the Company intends to make commercially reasonable efforts to cause satisfaction of those conditions before the Termination Date, the Company cannot assure Subscriber that such conditions will be satisfied. While any of these conditions may be waived by the Company, the Company may decide to terminate the offering if such conditions are not satisfied, in which case proceeds from accepted subscriptions then held in the Escrow Account will promptly refunded to Subscriber without  interest and after a deduction of an 8% sales commission which will be paid to the selling agents that assisted in the sale of the Securities. Nothing contained herein shall be deemed to limit the Company's right to terminate the offering, in whole or in part, for any reason or for no reason.

(w)          Subscriber has not been furnished with any oral representation or oral information in connection with the offering of the Securities that is not contained in the Offering Memorandum or this Subscription Agreement.

(x)           Subscriber represents that Subscriber is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement by the Company.

(y)           Subscriber has carefully read this Subscription Agreement and the Offering Memorandum, and Subscriber has accurately completed the Confidential Purchaser Questionnaire which accompanies this Subscription Agreement.

(z)           No representations or warranties have been made to Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities Subscriber is not relying upon any representations other than those contained in the Offering Memorandum or in this Subscription Agreement.

(aa)         To the best of Subscriber's knowledge, other than those parties which the Company has agreed to pay a commission (as more fully described in the Offering Memorandum), no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

(bb)        Subscriber has: (i) not distributed or reproduced the Offering Memorandum, in whole or in part, at any time, without the prior written consent of the Company, (ii) kept confidential the existence of the Offering Memorandum and the information contained therein or otherwise made available in connection with any further investigation of the Company, and (iii) refrained and shall refrain from trading in any publicly-traded securities of the Company or any other relevant company for so long as Subscriber has been or will be in possession of the material nonpublic information contained in the Offering Memorandum.

(cc)         If Subscriber is a corporation, partnership, limited liability company, trust or other entity, the person executing this Subscription Agreement hereby represents and warrants that the above representations and warranties shall be deemed to have been made on behalf of such entity and such person has made such representations and warranties after due inquiry to determine the truthfulness of such representations and warranties.

(dd)        If Subscriber is a corporation, partnership, limited liability company, trust or other entity: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Subscription Agreement and purchase the Securities, as provided herein, and the Conversion Shares and the Warrant Shares; (ii) neither the purchase of the Securities, nor the conversion of the Notes or the exercise of the Warrants will result in any violation of, or conflict with, any term or provision of the charter, bylaws or other organizational documents of Subscriber or any other instrument or agreement to which Subscriber is a party or is subject; (iii) the execution and delivery of this Subscription Agreement and Subscriber's purchase of the Securities has been duly authorized by all necessary action on behalf of Subscriber and constitute a legal, valid and binding agreement of Subscriber.

(ee)         Subscriber represents that it shall have no lien, claim or security interest in the amounts held by the Escrow Agent or any part thereof.

(ff)          Subscriber represents that the subscription information provided at the time of each payment shall at the time of the submission and at the time of disbursement of the amounts held by the Escrow Agent, be deemed a representation and warranty that such deposit represents a bona fide payment by Subscriber for the amount of Securities set forth in said Subscription Information.

(gg)        Neither Subscriber nor any affiliate of Subscriber is an affiliate of the Company.

3.            Representations and Warranties of the Company. The Company represents and warrants to Subscriber as follows:

(a)           The Company is duly organized and validly exists as a corporation in good standing under the laws of the State of Delaware.

(b)           The Company has all corporate power and authority to enter into, deliver and perform this Subscription Agreement.

(c)           All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement by the Company, and the issuance and sale of the Securities to be sold by the Company pursuant to this Subscription Agreement. This Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, whether such enforcement is considered in a proceeding in equity or in law.

4.            Indemnification. Subscriber agrees to indemnify and hold harmless the Company and its officers, directors, employees, members, agents, representatives and affiliates, and any person acting for or on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys' fees and disbursements) which any of them may incur by reason of the failure by Subscriber to fulfill any of the terms and conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by Subscriber herein, or in any other document provided by Subscriber to the Company in connection with the subject matter hereof. All representations, warranties and covenants of each of Subscriber and the Company contained herein shall survive the acceptance of this subscription and the Closings.

5.            Miscellaneous.

(a)           Subscriber agrees not to transfer or assign this Subscription Agreement or any of Subscriber's interest herein and further agrees that the transfer or assignment of the Securities, the Conversion Shares and/or the Warrant Shares shall be made only in accordance with all applicable laws.

(b)           Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Subscription Agreement or any agreement of Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber's heirs, executors, administrators, successors, and permitted assigns.  Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the both the Company and Subscriber.

(c)           Subscriber has read and has accurately completed this entire Subscription Agreement and Confidential Purchaser Questionnaire.

(d)           This Subscription Agreement and the Confidential Purchaser Questionnaire, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument executed by all parties.

(e)           Subscriber acknowledges that it has been advised to consult with Subscriber's own attorney or accountant regarding this subscription and Subscriber has done so to the extent that Subscriber deems appropriate. Subscriber understands and agrees that Subscriber has not been represented in this transaction by counsel to the Company.

(f)           Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

Yi Xin International Copper, Inc.
c/o AFH Holding and Advisory, LLC
9595 Wilshire Boulevard, Suite 900
Beverly Hills, CA 90212
Fax: ______________

If to Subscriber, at its address set forth on the signature page to this Subscription Agreement, or such other address as it shall have specified to the Company in writing.

(g)           Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and Subscriber, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

(h)           This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts except with respect to the conflicts of law provisions thereof, and shall be binding upon Subscriber, Subscriber's heirs, estate, legal representatives, successors and permitted assigns and shall inure to the benefit of the Company, its successors and assigns.

(i)           Any legal suit, action or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party mailed by certified mail to such party's address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

(j)           If any provision of this Subscription Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform to such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(k)           The parties understand and agree that money damages would not be a sufficient remedy for any breach of the Subscription Agreement by the Company or Subscriber and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefore. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of the Subscription Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(l)           All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(m)          This Subscription Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature Pages Follow]

Signature Page for Individuals:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

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Aggregate Purchase Price	Number of Units

Print or Type Name	Print or Type Name (Joint-owner)

Signature	Signature (Joint-owner)

Date	Date (Joint-owner)

Social Security Number	Social Security Number (Joint-owner)

Address	Address (Joint-owner)

Email Address	Email Address (Joint-owner)

Wiring Instructions:

Bank Name:
ABA/Routing #:
Swift Code:
Acct #:
Acct. Name:

Partnerships, Corporations and Other Entities:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

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Aggregate Purchase Price	Number of Units

Print or Type Name of Entity

Address

Taxpayer I.D. No. (if applicable)	Date

By:
Print or Type Name and Indicate Title
Signature: Name:	or Position with Entity
Title:

Signature (other authorized signatory)	Print or Type Name and Indicate Title
or Position with Entity

Wiring Instructions:

Bank Name:
ABA/Routing #:
Swift Code:
Acct #:
Acct. Name:

[Company Execution Page for Subscription Agreement]

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below.

YI XIN INTERNATIONAL COPPER, INC.

By:
Name:
Title:

Date: